ICON Leasing Fund Twelve, LLC

Portfolio Overview

Q3 2012

ICON Leasing Fund Twelve, LLC

Table of Contents

Letter from the CEOs	1

Introduction to Portfolio Overview	2

New Investments	2

Recent Dispositions	3

Portfolio Overview	4

Revolving Line of Credit	7

Perfomance Analysis	7

Transactions with Related Parties	9

Financial Statements	11

Forward Looking Information	15

ICON Leasing Fund Twelve, LLC

Letter from the CEOs

Dear investor in ICON Leasing Fund Twelve, LLC:

We wanted to take this time to summarize Fund Twelve’s current portfolio and let you know what activity took place during the third quarter ended September 30, 2012.  As you may know, Fund Twelve was in its operating period during the quarter.  During our operating period, we will make direct investments in domestic and global companies. These investments will be structured as debt and debt-like financings (such as leases) that are collateralized by business-essential equipment and corporate infrastructure.

Fund Twelve is pleased to report that it made approximately $5 million in investments during the third quarter ended September 30, 2012.  For example, Fund Twelve made a $4,080,000 term loan to Superior Tube Company, Inc. and its affiliate that is secured by manufacturing equipment consisting of tube mills, reducers, finishing machines and heat treatment furnaces.

Fund Twelve also sold the remaining machining and metal working equipment subject to leases with subsidiaries of MW Universal, Inc. We initially invested $18,990,000 to purchase the equipment and collected approximately $25,308,000 in rental and sale proceeds in connection with these investments.

A more detailed analysis of Fund Twelve’s investments, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner Co-President and Co-Chief Executive Officer	Mark Gatto Co-President and Co-Chief Executive Officer

ICON Leasing Fund Twelve, LLC

Introduction to Portfolio Overview

We are pleased to present ICON Leasing Fund Twelve, LLC’s (the “Fund”) Portfolio Overview for the third quarter of 2012.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital, LLC.

The Fund makes investments in companies that utilize equipment and other corporate infrastructure (collectively, “Capital Assets”) to operate their businesses. These investments are primarily structured as debt and debt-like financings (such as loans and leases) that are collateralized by Capital Assets.

The Fund raised $347,686,947 commencing with our initial offering on May 7, 2007 through the closing of our offering on April 30, 2009.  During our operating period, we will invest our offering proceeds and cash generated from operations in Capital Assets.  Following our operating period, we will enter our liquidation period, during which time the loans and leases we own will mature or be sold in the ordinary course of business.

New Investments

The Fund made the following new investments:

Frontier Oilfield Services, Inc.
Investment Date:	7/23/2012	Collateral:	Saltwater disposal wells and related equipment valued at approximately $38,925,000.
Structure:	Loan
Expiration Date:	02/01/2018
Facility Amount:	$5,000,000
Fund Participation:	$500,000

Revstone Transportation, LLC
Investment Date:	7/30/2012	Collateral:	Automotive manufacturing equipment valued at approximately $69,282,000.
Structure:	Loan
Expiration Date:	03/01/2017
Facility Amount:	$42,258,000*
Fund Participation:	$292,000*

Superior Tube Inc.
Investment Date:	9/10/2012	Collateral:	Equipment and related inventory used in oil field services business valued at approximately $32,387,000.
Structure:	Loan
Expiration Date:	10/01/2017
Facility Amount:	$17,000,000
Fund Participation:	$4,080,000

ICON Leasing Fund Twelve, LLC

New Investments (Continued)

SAExploration Holdings, Inc.
Investment Date:	11/28/2012	Collateral:	Seismic imaging equipment valued at $33,500,000.
Structure:	Loan
Expiration Date:	11/28/2016
Facility Amount:	$13,500,000
Fund Participation:	$4,050,000

* Approximate amount

Recent Dispositions

The Fund disposed of the following investments:

Coach Am Group Holdings Corp.
Structure:	Lease	Collateral:	Passenger buses.
Disposition Date:	07/20/2012
Equity Invested:	$5,314,000*
Total Proceeds Received:	$7,834,000*

MW Universal, Inc.
Structure:	Lease	Collateral:	Machining and metal working equipment.
Disposition Dates:	Various dates through 08/20/2012
Equity Invested:	$18,990,000*
Total Proceeds Received:	$25,308,000*

Quattro Plant Limited
Structure:	Loan	Collateral:	Rail support construction equipment.
Disposition Date:	11/14/2012
Equity Invested:	$5,204,000*
Total Proceeds Received:	$7,504,000*

Revstone Transportation, LLC
Structure:	Loan	Collateral:	Automotive manufacturing equipment.
Disposition Date:	11/16/2012
Equity Invested:	$14,109,000*
Total Proceeds Received:	$16,835,000*
Note: Following the Fund’s additional investment on July 30, 2012, Revstone prepaid the loan subject to a 5% prepayment fee.
* Approximate amount

ICON Leasing Fund Twelve, LLC

Portfolio Overview

In addition to certain investments described in the New Investments section, as of September 30, 2012, our portfolio consisted primarily of the following investments:

Quattro Plant Limited
Structure:	Loan	Collateral:	Rail support construction equipment.
Expiration Date:	3/1/2013

ION Geophysical, Inc.
Structure:	Loan	Collateral:	Analog seismic system equipment.
Expiration Date:	8/1/2014

EMS Enterprise Holdings, LLC
Structure:	Loan	Collateral:	Metal cladding equipment consisting of furnaces, rolling mills, winders, slitters and production lines.
Expiration Date:	9/1/2014

VAS Aero Services, LLC
Structure:	Loan	Collateral:	Aircraft engines and related parts.
Expiration Date:	10/06/2014

Palmali Holding Company Limited
Structure:	Loan	Collateral:	Two Aframax tanker vessels.
Expiration Date:	07/28/2016 09/14/2016

Revstone Transportation, LLC
Structure:	Loan	Collateral:	Automotive manufacturing equipment.
Expiration Date:	03/01/2017

Jurong Aromatics Corporation Pte. Ltd.
Structure:	Loan	Collateral:	Equipment, plant, and machinery associated with the condensate splitter and aromatics complex located on Jurong Island, Singapore.
Expiration Date:	01/16/2021

ICON Leasing Fund Twelve, LLC

Portfolio Overview (Continued)

Magnum Coal Company
Structure:	Lease	Collateral:	A Bucyrus Erie model 1570 Dragline.
Expiration Date:	05/31/2013

Sealynx
Structure:	Lease	Collateral:	Auto parts manufacturing equipment.
Expiration Date:	06/01/2013

Broadview Networks Holdings, Inc
Structure:	Lease	Collateral:	Telecommunications equipment.
Expiration Date:	Various dates through 03/31/2014

Atlas Pipeline Mid-Continent, LLC
Structure:	Lease	Collateral:	Natural gas compressors.
Expiration Date:	08/31/2013

Pliant Corporation
Structure:	Lease	Collateral:	Plastic films and flexible packaging manufacturing equipment.
Expiration Date:	09/30/2013

AET, Inc. Limited
Structure:	Lease	Collateral:	Four Aframax product tankers.
Expiration Date:	11/13/2013 11/14/2013

AET, Inc. Limited
Structure:	Lease	Collateral:	Two Aframax tankers and two Very Large Crude Carriers.
Expiration Date:	03/29/2014 03/29/2021

ICON Leasing Fund Twelve, LLC

Portfolio Overview (Continued)

Vroon Group B.V.
Structure:	Lease	Collateral:	Two handy-size container vessels.
Expiration Date:	04/24/2014

Swiber Holdings Limited
Structure:	Lease	Collateral:	A saturation diving system.
Expiration Date:	06/30/2014

Ionian Group
Structure:	Lease	Collateral:	A product tanker vessel.
Expiration Date:	10/29/2014

Swiber Holdings Limited
Structure:	Lease	Collateral:	A 300-man accommodation and work barge.
Expiration Date:	03/23/2017

Leighton Holdings Ltd.
Structure:	Lease	Collateral:	An accommodation and work barge and two pipelay barges.
Expiration Date:	06/25/2017 10/27/2017

Leighton Holdings Ltd.
Structure:	Lease	Collateral:	A pipelay barge.
Expiration Date:	1/04/2018

ICON Leasing Fund Twelve, LLC

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $10,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend.  The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that all interest rates on advances under the Facility are subject to an interest rate floor of 4.0% per year.  In addition, the Fund is obligated to pay an annualized commitment fee of 0.50% on unused commitments under the Facility. At September 30, 2012, there were no obligations outstanding under the Facility.

Performance Analysis

Capital Invested As of September 30, 2012	$359,426,569
Leverage Ratio	0.92:1*
% of Receivables Collected in the Quarter Ended September 30, 2012	100%**
*    Leverage ratio is defined as total liabilities divided by total equity.
**  Collections as of 10/31/2012.

One of our objectives is to provide cash distributions to our members.  In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations.  We refer to this financial measure as cash available from our business operations, or CABO.  CABO is not equivalent to our net operating income or loss as determined under GAAP.  Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time.  We define CABO as the net change in cash during the period plus distributions to members and investments made during such period, less the debt proceeds used to make such investments and the activity related to the Facility, as well as the net proceeds from equity raised through the sale of interests during such period, if any.

ICON Leasing Fund Twelve, LLC

Performance Analysis (Continued)

We believe that CABO may be an appropriate supplemental measure of an equipment fund’s performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund’s ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful.  CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity.  CABO should be reviewed in conjunction with other measurements as an indication of our performance.

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of fees and expenses, excluding distributions to members, net equity raised and investments made.

Net Change in Cash per GAAP Cash Flow Statement	Business Operations Net cash flow generated by our investments, net of fees and expenses (CABO)	Non-Business Operations Net Equity Raised Cash expended to make investments and Distributions to Members

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations.  By taking the total net change in cash and removing the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period per the GAAP cash flow statement
+ distributions to Members during the period
+ investments made during the period to the extent of equity raised and cash on hand at the beginning of the period
- debt proceeds to be specifically used to make an investment
- net proceeds from the sale of Interests during the period

= CABO

ICON Leasing Fund Twelve, LLC

Performance Analysis (Continued)

Cash Available From Business Operations for the Period January 1, 2012 to September 30, 2012
Cash Balance at January 1, 2012	$26,317,435
Cash Balance at September 30, 2012	$24,789,545
Net Change in Cash		$(1,527,890)
Add Back:
Distributions Paid to Members from January 1, 2012 to September 30, 2012		$25,483,465
Investments made during the Period
Investment in Notes Receivable	$21,393,788
Investment in Joint Ventures	137,500
		$21,531,288
Deduct:
Net Equity raised during the Period		$(128,692	)(1)
Debt Proceeds used specifically for Investments and activity related to the Facility		$-
Cash Available from Business Operations (CABO)		$45,615,555	(2)

(1) This amount is the net amount of (a) Sale of Limited Liability Company Interests, (b) Sales and Offering Expenses Paid, (c) Deferred Charges and (d) Repurchase of Limited Liability Company Interests, all directly from the GAAP Cash Flow statement.  This amount is deducted as it is not considered a source for distributions.
(2) Cash available from business operations includes the collection of principal and interest from our investments in notes receivable and finance leases.

Transactions with Related Parties

We entered into certain agreements with our Manager and with and ICON Securities, LLC (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we paid certain fees and reimbursements to those parties.  Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001, and $250,000,000 and 0.5% of capital raised over $250,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the Capital Assets secured by or subject to, our investments. For a more detailed analysis of the fees payable to our Manager, please see the Fund’s prospectus.  In connection with the investments described in the new investments section, we paid our Manager aggregate acquisition fees in the amount of approximately $402,000.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan

ICON Leasing Fund Twelve, LLC

Transactions with Related Parties (Continued)

payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses. Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $84,930 and $254,839 for the three and nine months ended September 30, 2012, respectively.  Additionally, our Manager’s interest in our net (loss) income was $(36,850) and $824 for the three and nine months ended September 30, 2012, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended September 30,		Nine Months Ended September 30,
Entity	Capacity	Description	2012	2011	2012	2011
ICON Capital, LLC	Manager	Acquisition fees (1)	$281,780	$0	$1,246,115	$2,585,188

ICON Capital, LLC	Manager	Administrative expense reimbursements (2)	523,530	549,121	1,998,170	2,243,007
ICON Capital, LLC	Manager	Management fees (2)	1,039,780	1,462,053	3,332,873	3,740,482
			$1,845,090	$2,011,174	$6,577,158	$8,568,677

(1) Amount capitalized and amortized to operations over the estimated service period.
(2) Amount charged directly to operations.

At September 30, 2012 and December 31, 2011, we had a net payable due to our Manager and its affiliates of $149,609 and $109,356, respectively, primarily related to administrative expense reimbursements.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Balance Sheets

	September 30, 2012 (unaudited)	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$24,789,545	$26,317,435
Current portion of net investment in notes receivable	5,768,381	10,101,702
Current portion of net investment in finance leases	23,186,878	17,422,138
Other current assets	1,323,936	3,085,831
Total current assets	55,068,740	56,927,106
Non-current assets:
Net investment in notes receivable, less current portion	33,147,325	26,563,447
Net investment in finance leases, less current portion	127,897,553	148,501,603
Leased equipment at cost (less accumulated depreciation of $101,674,607 and $82,423,653, respectively)	186,355,581	225,115,559
Investments in joint ventures	14,013,555	14,282,121
Other non-current assets	3,752,005	11,271,291
Total non-current assets	365,166,019	425,734,021
Total assets	$420,234,759	$482,661,127
Liabilities and Equity
Current liabilities:
Current portion of non-recourse long-term debt	$54,898,559	$48,748,203
Derivative financial instruments	4,050,773	5,606,662
Deferred revenue	3,124,218	4,149,418
Due to Manager and affiliates, net	149,609	109,356
Accrued expenses and other current liabilities	1,938,054	2,690,423
Total current liabilities	64,161,213	61,304,062
Non-current liabilities:
Non-recourse long-term debt, less current portion	80,329,001	120,578,143
Other non-current liabilities	56,585,183	55,175,810
Total non-current liabilities	136,914,184	175,753,953
Total liabilities	201,075,397	237,058,015
Commitments and contingencies
Equity:
Members’ equity:
Additional members	200,444,702	225,720,481
Manager	(1,087,156)	(833,141)
Accumulated other comprehensive loss	(4,896,862)	(6,316,067)
Total members’ equity	194,460,684	218,571,273
Noncontrolling interests	24,698,678	27,031,839
Total equity	219,159,362	245,603,112
Total liabilities and equity	$420,234,759	$482,661,127

ICON Leasing Fund Twelve, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue and other income:
Finance income	$4,855,187	$5,496,319	$15,235,026	$16,341,366
Rental income	10,990,101	12,569,947	33,654,422	41,947,406
Income (loss) from investments in joint ventures	318,981	(1,024,494)	891,048	(1,556,466)
Net gain (loss) on sale of leased assets	786,109	(71,332)	1,075,778	(71,332)
Litigation settlement	-	-	418,900	-
Total revenue and other income	16,950,378	16,970,440	51,275,174	56,660,974
Expenses:
Management fees	1,039,780	1,462,053	3,332,873	3,740,482
Administrative expense reimbursements	523,530	549,121	1,998,170	2,243,007
General and administrative	520,300	946,298	2,207,752	1,952,784
Interest	3,031,081	3,621,822	9,486,865	11,473,071
Depreciation	10,119,431	6,925,985	30,770,393	23,190,183
Credit loss, net	5,411,484	-	5,066,484	-
Impairment loss	-	-	-	21,902,458
Vessel operating expense	-	1,326,362	-	1,326,362
(Gain) loss on derivative financial instruments	(12,403)	138,672	(2,732,481)	186,376
Total expenses	20,633,203	14,970,313	50,130,056	66,014,723
Net (loss) income	(3,682,825)	2,000,127	1,145,118	(9,353,749)
Less: net income (loss) attributable to noncontrolling interests	2,191	529,360	1,062,755	(7,598,233)
Net (loss) income attributable to Fund Twelve	$(3,685,016)	$1,470,767	$82,363	$(1,755,516)
Net (loss) income attributable to Fund Twelve allocable to:
Additional members	$(3,648,166)	$1,456,059	$81,539	$(1,737,961)
Manager	(36,850)	14,708	824	(17,555)
	$(3,685,016)	$1,470,767	$82,363	$(1,755,516)
Comprehensive (loss) income:
Net (loss) income	$(3,682,825)	$2,000,127	$1,145,118	$(9,353,749)
Change in fair value of derivative financial instruments	461,765	92,186	1,499,333	796,068
Currency translation adjustments	42,118	(241,997)	(12,551)	157,754
Total comprehensive (loss) income	(3,178,942)	1,850,316	2,631,900	(8,399,927)
Less: comprehensive income (loss) attributable to noncontrolling interests	23,036	564,476	1,130,332	(7,458,336)
Comprehensive (loss) income attributable to Fund Twelve	$(3,201,978)	$1,285,840	$1,501,568	$(941,591)

Weighted average number of additional shares of limited liability company interests outstanding	348,507	348,650	348,580	348,650
Net (loss) income attributable to Fund Twelve per weighted average additional share of limited
liability company interests outstanding	$(10.47)	$4.18	$0.23	$(4.98)

ICON Leasing Fund Twelve, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional
	Shares of
	Limited Liability			Accumulated Other	Total
	Company	Additional		Comprehensive	Members'	Noncontrolling	Total
	Interests	Members	Manager	Loss	Equity	Interests	Equity
Balance, December 31, 2011	348,650	$225,720,481	$(833,141)	$(6,316,067)	$218,571,273	$27,031,839	$245,603,112
Net income	-	3,620,302	36,569	-	3,656,871	532,078	4,188,949
Change in fair value of derivative
financial instruments	-	-	-	380,515	380,515	16,863	397,378
Currency translation adjustments	-	-	-	89,190	89,190	-	89,190
Cash distributions	-	(8,410,900)	(84,959)	-	(8,495,859)	(987,777)	(9,483,636)
Shares of limited liability company interests
repurchased	(20)	(15,201)	-	-	(15,201)	-	(15,201)
Balance, March 31, 2012 (unaudited)	348,630	220,914,682	(881,531)	(5,846,362)	214,186,789	26,593,003	240,779,792
Net income	-	109,403	1,105	-	110,508	528,486	638,994
Change in fair value of derivative
financial instruments	-	-	-	610,321	610,321	29,869	640,190
Currency translation adjustments	-	-	-	(143,859)	(143,859)	-	(143,859)
Cash distributions	-	(8,410,110)	(84,950)	-	(8,495,060)	(1,071,764)	(9,566,824)
Shares of limited liability company interests
repurchased	(79)	(55,135)	-	-	(55,135)	-	(55,135)
Balance, June 30, 2012 (unaudited)	348,551	212,558,840	(965,376)	(5,379,900)	206,213,564	26,079,594	232,293,158
Net (loss) income	-	(3,648,166)	(36,850)	-	(3,685,016)	2,191	(3,682,825)
Change in fair value of derivative
financial instruments	-	-	-	440,920	440,920	20,845	461,765
Currency translation adjustments	-	-	-	42,118	42,118	-	42,118
Cash distributions	-	(8,407,616)	(84,930)	-	(8,492,546)	(1,403,952)	(9,896,498)
Shares of limited liability company interests
repurchased	(88)	(58,356)	-	-	(58,356)	-	(58,356)
Balance, September 30, 2012 (unaudited)	348,463	$200,444,702	$(1,087,156)	$(4,896,862)	$194,460,684	$24,698,678	$219,159,362

ICON Leasing Fund Twelve, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)
	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$1,145,118	$(9,353,749)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Finance income	(10,160,306)	(11,444,668)
Rental income paid directly to lenders by lessees	(21,969,861)	(25,848,069)
(Income) loss from investments in joint ventures	(891,048)	1,556,466
Depreciation	30,770,393	23,190,183
Interest expense on non-recourse financing paid directly to lenders by lessees	2,539,487	3,497,207
Interest expense from amortization of debt financing costs	680,137	864,804
Accretion of seller's credit and other	1,803,195	1,805,227
Impairment loss	-	21,902,458
Credit loss, net	5,066,484	-
Net (gain) loss on sale of leased assets	(1,075,778)	71,332
(Gain) loss on derivative financial instruments	(2,732,481)	186,376
Changes in operating assets and liabilities:
Collection of finance leases	24,188,491	29,423,138
Prepaid acquisition fees	-	(1,282,875)
Other assets	1,057,929	(1,057,422)
Accrued expenses and other current liabilities	(1,110,807)	43,120
Deferred revenue	(672,957)	772,012
Due to Manager and affiliates, net	40,253	(42,684)
Distributions from joint ventures	729,748	440,512
Net cash provided by operating activities	29,407,997	34,723,368
Cash flows from investing activities:
Purchase of equipment	-	(2,012,552)
Proceeds from sale of equipment	13,377,666	12,349,402
Investments in joint ventures	(137,500)	(12,191,868)
Distributions received from joint ventures in excess of profits	567,366	6,088,684
Investments in notes receivable	(21,393,788)	-
Principal repayment on notes receivable	18,670,133	7,391,255
Net cash provided by investing activities	11,083,877	11,624,921
Cash flows from financing activities:
Proceeds from revolving line of credit, recourse	1,200,000	-
Repayment of revolving line of credit, recourse	(1,200,000)	-
Proceeds from non-recourse long-term debt	-	10,628,119
Repayment of non-recourse long-term debt	(12,953,659)	(18,674,379)
Repurchase of limited liability company interests	(128,692)	-
Distributions to noncontrolling interests	(3,463,493)	(11,152,835)
Cash distributions to members	(25,483,465)	(25,488,453)
Net cash used in financing activities	(42,029,309)	(44,687,548)
Effects of exchange rates on cash and cash equivalents	9,545	1,083
Net (decrease) increase in cash and cash equivalents	(1,527,890)	1,661,824
Cash and cash equivalents, beginning of period	26,317,435	29,219,287
Cash and cash equivalents, end of period	$24,789,545	$30,881,111

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,582,801	$4,146,597
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$23,587,735	$25,848,069
Exchange of equity interest in three consolidated joint ventures for the proportionate share of certain notes receivable	$-	$17,068,983
Reclassification of net assets from leased equipment at cost to net investment in finance lease	$-	$9,815,569

ICON Leasing Fund Twelve, LLC

Forward Looking Information

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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